Investor Presentation March 2019 Property of Rimini Street ©2018 1

Legal Notice “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein. Investor Presentation This presentation is for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a proposed investment in Rimini Street. The information contained herein does not purport to be all-inclusive. Rimini Street assumes no obligation to update the information in this presentation. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Forward-Looking Statements Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; the final amount and timing of any refunds from Oracle related to our litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements; the terms and impact of our outstanding 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the success of our recently introduced products and services, including Rimini Street Mobility, Rimini Street Analytics, Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to products and services we expect to introduce in the near future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 14, 2019, and as updated from time to time by Rimini Street’s future Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication. Non-GAAP Financial Measures This communication contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures. Property of Rimini Street ©2018 2

Company Overview Property of Rimini Street ©2018 3

Company Snapshot Rimini Street is a global provider of enterprise software support products and services Global Platform Strong Revenue Growth Profile Founded: 2005 Public: October 2017 – Nasdaq: RMNI Global Headquarters: Las Vegas, NV Employees(1): Approximately 1,100 Active Clients(1)(2): Over 1,800 Global Offices: Auckland, Bengaluru, Chicago, Frankfurt, Hong Kong, Hyderabad, Las Vegas, London, Melbourne, New York, Osaka, Paris, San Francisco Bay Area, São Paulo, Seoul, Singapore, Stockholm, Sydney, Taipei, Tel Aviv and Tokyo Many Supported Products Diversified Revenue Sources Revenue by Industry (3) By Geography ($ Value)(4) Sybase (1): As of December 31, 2018. (2): See Active Client definition on page 33. (3): As of December 31, 2018. (4): For the trailing twelve months ended December 31, 2018. Property of Rimini Street ©2018 4

Senior Management Team Seth Ravin Thomas Sabol Sebastian Daniel B. Founder & SVP, CFO Grady Winslow CEO President SVP & General Counsel Kevin Jim Petraglia David Rowe Maddock SVP & Chief SVP & CMO SVP, Global People Officer Sales – Recurring Revs Steven Salaets Nancy Brian Slepko Anthony SVP, Global Lyskawa SVP, Global DeShazor Security & SVP, Global Service SVP & Chief Compliance Client Delivery Client Officer and CIO Onboarding Property of Rimini Street ©2018 5

Strategy, Service, & Value Drive Change Platforms Supported Property of Rimini Street ©2018 6

The Enterprise Software Maintenance Support Problem

1 High Cost, Low Value for Maintenance Dollars

- "Enterprises have come to believe that there is not enough value received for the high annual cost of the ERP vendor's maintenance agreement." — Gartner
- "We analyzed what we were paying and what we were getting, and the service levels weren't up to par with what we needed from the standpoints of issue turnaround and accuracy." — American Solutions for Business

2 Limited Innovation in Core ERP

- "EBS 12 didn't have any features our business needed. We were very conscious that we needed to identify an organization to support our company-wide EBS 11i, including payroll." — BRAND Energy & Infrastructure Services
- "SAP upgrades to subsequent versions provide few or no advantages for the user. We wanted to continue using our current SAP R/3 4.7 version, while we explore alternatives for the future." — Kumagai Gumi

3 No Choice – Forced Upgrades

- "We were faced with the tough decision of going through a forced upgrade to SAP ECC 6.0 or having to deal with the downsides of customer-specific maintenance. Once we discovered Rimini Street, we were extremely pleased" — Color Spot Nurseries
- "One of our goals was to become more flexible in our PeopleSoft applications' upgrade strategy to decide when and how we upgrade. Thanks to Rimini Street, we've successfully done that." — Guest Services, Legendary Hospitality Since 1917

4 No Business Case for Oracle ERP Cloud

- "60% of respondents see no strong business case to migrate to Oracle Cloud/Fusion applications."


Rimini Street
Oracle Application Strategies Decoded

- "Fusion is not a full functional replacement for EBS ...there are many industry use cases that Fusion wasn't built for as the core apps platform." — Forrester

Rimini Street
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Business Driven Roadmap Property of Rimini Street ©2018 8

A Changing IT Mission: Support Competitive Advantage & Growth Something Must Change 90% ONGOING OPERATIONS AND ENHANCEMENTS THE GROWTH BUDGET CHALLENGE #1 CEO PRIORITY 10% BUSINESS TRANSFORMATION Gartner - “CEO Top Business Priorities for 2018 and 2019” Gartner - “IT Key Metrics Data 2018: Executive Summary” December 11, 2017“ Property of Rimini Street ©2018 9

Vendor Policies & Support Models Benefit Software Vendors

Impact of Following a Vendor-Dictated Roadmap


END OF SUPPORT
NO ERP
INNOVATION
FORCED UPGRADES & MIGRATIONS
IMMATURE SOLUTIONS
VENDO R CLOUD LOCK IN
HIGH COST POOR SUPPORT

Rimini Street

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Taking Back Control of the IT Roadmap - Powered by Rimini Street Business-Driven Roadmaps Create Competitive Advantage & Growth Key Attribute Vendor-Dictated Roadmap Business-Driven Roadmap Focus Benefits Vendor Benefits Business Investments Upgrades & Migration Innovation & Differentiation Agility Vendor Only Lock-In Best-in-Class / Hybrid Flexibility Rigid Support Policies Maximize Value & ROI Cost Model 90%+ Margins Up to 90% Cost Savings Support Coverage Vendor Code Only Vendor & Custom Code Support Delivery Call Center, Book-Trained Assigned, Expert Engineers Business Impact High Cost, Low ROI Low Cost, High ROI Property of Rimini Street ©2018 11

Comprehensive Support: Keeping Systems Running Smoothly, Securely and In Compliance Rimini Street… . Assigns senior engineers directly to each client No call centers – each client is assigned a Primary Support Engineer (PSE) with an average of 15 years of real-world experience . Delivers 15-minute guaranteed urgent issue response time Average case response time by engineer to client less than five (5) minutes . Works every issue based on client prioritization Rimini Street PSEs work every case at the client’s priority without any required justification . Offers more comprehensive, relevant services Additional support services at no additional charge, including support for customizations . Provides extensive client success program Focus on ensuring success and satisfaction utilizing Rimini Street products & services . Compensates employees based on success Company bonus program based on client satisfaction survey results and client retention Property of Rimini Street ©2018 12

Innovation & Transformation:
Rimini Street Supports Clients' Growth and Innovation

Perform Upgrades	Roll-Out Globally	Expand Capabilities	Change Infrastructure	Innovate with Hybrid IT
Hundreds of Upgrades	**Support 120+ Countries**	**Licenses and Products**	**Run 15+ More Years**	**Innovate Around Edges**
• Upgrade Support • Upgrade If and When Desired • Application and Tech Stack Upgrades	• Accelerate Globalization • Avoid Business Disruption • TLR Capabilities for ~ 200 Countries	• Expand License Rights • Purchase New Products • Mergers & Acquisitions	• Migrate HW/OS/MW/DB • Upgrade OS/DB/MW/Browsers • 'Lift & Shift' to Cloud	• Innovate Without Upgrading • Choose Best in Class Solutions • Orchestrated Applications
NCH, Genesis, Guest Services, DS Services, Infoglobo	Brand, Safway, Elkay, Newcrest Mining Limited, Southco, NCH	Goss, NCH, Mood:Media, Bloom Energy	Hexpol, NCH, Tempel, Mission Linen Supply, Sage	Atkins, Tokyo Gas, Cameco, Welch's, NCH

Rimini Street
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Case Study – NCH Corporation NCH saving 83% compared to Oracle’s annual support program costs with switch to Rimini Street Support Annual Costs with Software Annual Costs with Rimini Street Support Vendor Support “By avoiding forced upgrades with independent support, we were able to fund strategic projects that were critical for $1,000,000 $500,000 50% saving on$3,000,000 $1,000,000 the business including rolling out EBS globally to 36 countries and making important investments in sales and service mobility tools.” Savings by avoiding two $1,600,000 $0 upgrades over 10 years Former NCH IT Director – Core Applications & Global Support Free full-time employees $330,000 $0 supporting custom code $20,000 $0 Free full-time employees from testing and self-support $2,950,000 Actual Maintenance Costs $500,000 After Switch to Rimini Street Property of Rimini Street ©2018 14

Value of a Business-Driven Roadmap – Powered By Rimini Street Today Tomorrow Property of Rimini Street ©2018 15

Overview of Market Opportunity Property of Rimini Street ©2018 16

$15 Billion TAM for Current and Planned Rimini Street Products

$87 Billion Market Opportunity

Total Rimini Street Annual Market Opportunity[(1)]

$81 Billion
On-Premise Maintenance Opportunity

$14.5 Billion
IBM + Microsoft + Oracle + SAP

+

$6 Billion
Supplemental Cloud Premium Maintenance

$360 Million
Salesforce + Workday

Currently Supported Products

$7.1 Billion[(2)]
On-Premise Applications

- SAP Business Suite
- PeopleSoft
- Siebel
- JD Edwards
- Oracle EBS
- Oracle Retail
- Oracle Agile PLM
- Oracle ATG

+

$7.4 Billion[(2)]
Technology and Business Intelligence

- Business Objects
- Hana Database
- Hyperion
- IBM DB2
- Microsoft SQL Server
- Oracle Database
- Oracle Middleware
- SAP Sybase

+

Planned Future Products

$360 Million[(2)]
Cloud / SaaS

- Salesforce.com
- Workday

(1): Based on data from Forrester Research's "The Midyear Global Tech Market Outlook for 2016 to 2017" as of September 16, 2016 and Rimini Street's own calculations. On-premise Maintenance is estimated to be a $162 billion annual market by Forrester.

(2): Rimini Street bottom-up estimate.as of 2017

Rimini Street

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Competitive Landscape

Few competitors and a defensible market position

Primary Competitors

Software Vendors

IBM, Microsoft, ORACLE, SAP

Independent Support Vendors

SPINNAKER SUPPORT

Why Rimini Street Wins

- Substantial cost savings
- Support for all custom code
- Custom global tax, legal and regulatory support
- Excellent service experience (4.8 out of 5 client satisfaction score)[1]
- Guaranteed no required major upgrade for minimum fifteen (15) years
- Preferred proprietary tools, methodologies and processes (and patents pending)

- Comprehensive and proven global software support capabilities
- Support for all custom code
- Superior full ecosystem of extendibility and extensibility solutions
- Breadth & proven track record with global tax, legal and regulatory support
- Global Service Level Agreement – 15 minute guaranteed response 24x7x365
- Preferred proprietary tools, methodologies and processes (and patents pending)

Rimini Street

(1): Automated customer surveys performed by Rimini Street.

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Growth Drivers Numerous avenues for future expansion Global  Enter additional countries Expansion  Expand capabilities in existing countries New SaaS  Pursue premium support services for SaaS products, Products including Salesforce and Workday New License  Add product support for additional software products Products from SAP, Oracle, and other vendors New Clients  Expand beyond existing number of global sales reps Existing  Upsell / cross-sell additional products & packages to our client base Clients Note: Diagram shown only for illustrative purposes and is not indicative of magnitude of growth driver potential or priority. Property of Rimini Street ©2018 19

Financial Overview Property of Rimini Street ©2018 20

Historically High Growth, Predictable Revenue Key Statistics  Near 100% subscription revenue with 90%+ Revenue Retention Rate(1) results in highly predictable revenue  Backlog(2) of $399M, as of December 31, 2018, further bolsters visibility (1): See Revenue Retention Rate definition on page 33. (2): Backlog definition, sum of billed (deferred revenue on balance sheet) and non-cancellable (future revenue not on balance sheet Property of Rimini Street ©2018 21

Key Operating Metrics Annualized Subscription Revenue(2) Active Clients(1) Revenue Retention Rate(3) Gross Margin (1): See Active Client definition on page 33. (2): See Annualized Subscription Revenue definition on page 33. (3): See Revenue Retention Rate definition on page 33. Property of Rimini Street ©2018 22

Historical Financial Performance

(US$ in millions)	2015A	2016A	2017A	2018A
Revenue	**$118.2**	**$160.2**	**$212.6**	**$252.8**
Gross Profit	$65.4	$93.1	$129.7	$156.8
Sales & Marketing Expenses	$50.3	$72.9	$66.8	$93.2
General & Administrative Expenses	$24.2	$36.2	$36.1	$37.0
Litigation Expenses, net of Insurance Recoveries	$32.8	($29.9)	$4.9	$1.3
EBITDA[(1)]	**($41.5)**	**$3.7**	**($6.6)**	**($31.6)**
Adjusted EBITDA[(2)]	**($6.5)**	**($12.0)**	**$32.1**	**$31.2**
Revenue Growth, YoY	*38.4%*	*35.6%*	*32.8%*	*18.9%*
Gross Margin	*55.3%*	*58.1%*	*61.0%*	*62.0%*
Sales & Marketing Expenses, % Revenue	*42.6%*	*45.5%*	*31.4%*	*36.9%*
General & Administrative Expenses, % Revenue	*20.5%*	*22.6%*	*17.0%*	*14.6%*
EBITDA Margin %	*(35.1%)*	*2.3%*	*(3.1%)*	*(12.5%)*
Adjusted EBITDA Margin %	*(5.5%)*	*(7.5%)*	*15.1%*	*12.3%*

Observations

- Strong revenue growth across the years
- Continued gross margin expansion
- Sales & Marketing spend decreased in 2017 due to covenant restrictions, the covenants are now gone and we are ramping up spending in sales and marketing to drive revenue growth
- Increased Adjusted EBITDA[(2)] as the business scales, flat in 2018 with the increased investment in S&M
- Working capital driven by upfront payments on subscription sales
- Attractive tax attributes driven by operating losses of $174M as of December 31, 2018

(1): EBITDA is a non-GAAP measure, see EBITDA reconciliation on page 31 for historical reconciliation to the closest GAAP measure.

(2): Adjusted EBITDA is a non-GAAP measure, see Adjusted EBITDA reconciliation on page 31 for historical reconciliation to the closest GAAP measure.

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Credit Facility Refinancing & Elimination of Covenants • Issued $140 million of new Series A Shares on July 19, 2018 along with ~2.9 million common shares and placed a follow-on offering of $6.5 million and 134,483 common shares on March 7, 2019 • Cash dividend of 10%; Payment In Kind Dividend of 3% • Converts into common stock @ $10 per share (a 44% premium over the July 18, 2019 stock price); can force convert after three years at $11.50 or above (subject to trading volume liquidity provision) • Mandatorily redeemable by the holders after 5 years (July 2023), if not previously converted • Three-year make whole on dividends through July 2021; the Company can payoff up to $80 million early • Proceeds used to payoff, in full, all contractual obligations of $132.8 million and terminate our prior credit facility • Eliminated all restrictive financial covenants, especially around sales and marketing spend • Simplified our capital structure • Extended the maturity / redemption date from June 2020 to July 2023 • Projected to save ~$95 million in financing related costs, including principal payments, over the first 3 years Series A Preferred has no operating covenants, allowing us to better pursue growth initiatives Property of Rimini Street ©2018 24

Pro Forma Capital Structure (1) 64.2 million Common Shares Outstanding 11.9 million Stock Options with an average strike price of $4.00 3.4 million Warrants with an exercise price of $5.64 14.0 million Series A Convertible Preferred with a conversion price of $10.00 14.7 million Warrants with an exercise price of $11.50 Totals 108.2 million fully diluted common share equivalents Net Debt $22.8 million cash surplus (1): As of December 31, 2018 Property of Rimini Street ©2018 25

Conclusion Property of Rimini Street ©2018 26

Top Tier Sponsorship with Long Term Investment Horizons Leader in Alternative Investments Private Equity Leadership in Technology  Since its foundation in 1993, GP Investments has completed over  Single largest shareholder in Rimini Street 50 investments across multiple sectors and over 20 capital markets transactions  45+ year history of private market investments across 30+ countries  Over $5 billion raised from investors worldwide and over $1 billion of proprietary capital invested alongside limited partners  Currently managing $30+ billion of assets as a firm  Long history of partnership with high growth companies and a  Adams Street Partners’ direct investment teams have partnered successful track record in the technology space with over 220 entrepreneurs and have invested $1.5+ billion since 1972, intently focusing on the areas of technology and healthcare  Focus on value creation through active management and an operationally-oriented approach  Adams Street Partners invested in Rimini Street in 2009 and has been a trusted advisor with Robin Murray serving on the Rimini  Antonio Bonchristiano, CEO of GP Investments, was the Founder & Street board CEO of Submarino which was acquired by B2W, one of the largest eCommerce companies in Latin America Property of Rimini Street ©2018 27

Summary Highlights

Large Market Opportunity	• $81 billion TAM for on-premise maintenance opportunities • $6 billion TAM for supplemental cloud premium maintenance opportunities
Compelling Client Value Proposition	• Clients can save up to 90% in total maintenance costs by replacing vendors with Rimini Street • Supports custom & standard code with no forced upgrades; enables clients to control their own IT strategy and roadmap (Business-Driven Roadmap)
Historically High Growth, Predictable Business Model	• 29%+ revenue CAGR 2015 thru 2018 • Approximately 100% subscription and recurring revenue, 90%+ Revenue Retention Rate[(1)]
Significant Cash Flow Generation	• Adjusted EBITDA[(2)] growth and low CapEx expected to drive growth in cash flow
Diverse & Prominent Client Base	TOYOTA, Toll Brothers, petco, CHS, AmeriGas, JLL
Experienced Management Team	• Proven management team with experience at leading companies including: Andersen Consulting, KPMG, ORACLE, PeopleSoft, SAP, Sun microsystems
World Class Financial Sponsors	GP Investments • $5B+ capital raised, 50+ investments & 20+ capital market transactions Adams Street Partners • $30B+ assets under management

Rimini Street

(1): See Revenue Retention Rate definition on page 33

(2): Adjusted EBITDA is a non-GAAP measure, see reconciliation on page 31 for historical reconciliation to the closest GAAP measure.

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Property of Rimini Street ©2018 29

Appendix Property of Rimini Street ©2018 30

Unaudited GAAP to Non-GAAP Historical Reconciliations 2014A 2015A 2016A 2017A 2018A GAAP Net Income (Loss) ($127.8) ($45.3) ($12.9) ($53.3) ($67.9) Interest expense 0.7 0.8 13.4 43.4 32.5 Income tax expense 1.0 1.5 1.5 1.3 2.0 Depreciation and amortization expense 1.9 1.5 1.8 2.0 1.8 E BIT DA ($124.2) ($41.5) $3.7 ($6.6) ($31.6) Litigation costs, net of related recoveries 103.3 32.7 (29.9) 4.9 1.3 W rite-off of deferred financing costs 5.4 0.0 1.7 0.0 0.7 Post-judgment interest on litigation appeal award 0.0 0.0 0.0 0.0 (0.2) Other debt financing expenses (1) 0.0 0.0 6.4 18.4 58.3 Loss on embedded derivatives and redeemable warrants, net 0.0 0.0 3.8 12.6 (1.6) Stock-based compensation expense 2.1 2.3 2.3 3.0 4.4 Adjusted E BIT DA ($13.4) ($6.5) ($12.0) $32.1 $31.3 (1) 2018A includes the write-off of debt discount, issuance and other costs from the payoff and termination of our former credit facility, see 2018 form 10-K. Note: May not sum due to rounding. Property of Rimini Street ©2018 31

Supported Products

SIEBEL

Product Lines: ALL
Releases: 5.x, 6.0x, 6.3x, 7.0x, 7.5x, 7.7x, 7.8x and 8.x

PeopleSoft

Product Lines: HCM, FIN, CRM, EPM, SRM, SCM, Public Sector and Campus Solutions
Releases: 7.x, 8.x and 9.x

JD EDWARDS

Product Lines: HCM, Financials, Distribution and Manufacturing
Releases: ALL

ORACLE E-BUSINESS SUITE

Product Lines: ALL
Releases: 10.7 and later

ORACLE DATABASE

Product Lines: ALL
Releases: Certified in conjunction with supported applications

ORACLE FUSION MIDDLEWARE

Product Lines: Majority of the Oracle Fusion Middleware Products
Releases: Certified in conjunction with supported applications

ORACLE ATG WEB COMMERCE

Product Lines: ALL
Releases: 9, 10, 11

ORACLE AGILE

Product Lines: ALL
Releases: ALL

ORACLE RETAIL

Product Lines: Merchandising Operations Management, Merchandising Planning and Optimization, and Supply Chain Planning and Execution
Releases: 10.x and later releases

Hyperion

Oracle Hyperion Planning, Oracle Essbase, Oracle Hyperion Financial Management, Oracle Hyperion Financial Close Management, Oracle Hyperion Strategic Finance, and Oracle Financial Management Analytics

IBM DB2

Product Lines: ALL
Releases: 8.0 and later

SAP

Product Lines: ALL
Releases: SAP ECC 6.0 and earlier, BW 3.5, SAP Business Suite – including BI7, SCM, CRM, EWM, PLM and GTS

SAP BusinessObjects

Product Lines: BusinessObjects Enterprise, Advanced Analysis, Interactive Analysis (Web Intelligence), Explorer, Dashboard Design (Xcelsius) and Crystal Reports
Releases: BusinessObjects 6 and later releases

SAP HANA

Product Lines: HANA Database and related components
Releases: ALL

SAP Sybase

Product Lines: SAP Adaptive Server Enterprise (ASE), SAP IQ, SAP SQL Anywhere, SAP Advantage Database Server
Releases: ALL

Microsoft SQL Server

Product Lines: ALL
Releases: MS SQL Server 2008 and later

salesforce

Product Lines: Salesforce Sales Cloud, Salesforce Service Cloud

Rimini Street

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Summary of Key Operating Metrics  Active client - Distinct entity, such as a company, an educational or government institution, or a subsidiary, division, or business unit of a company that purchases Rimini Street services to support a specific product Number of Clients  Growth in the number of clients is an indication of the increased adoption of the Company’s enterprise software products and services  The amount of subscription revenue recognized during a quarter and multiplied by four Annualized Subscription  Gives an indication of the revenue that can be earned in the following 12-month period from the Revenue Company’s existing client base assuming no cancellations or price changes occur during that period  Actual subscription revenue (dollar-based) recognized in a 12-month period from clients that were clients on the day prior to the start of the 12-month period divided by the Company’s annualized subscription Revenue Retention Rate revenue as of the day prior to the start of the 12-month period  Provides insight into the quality of Rimini Street’s products and services and the value that the Company’s products and services provide clients  Difference between revenue and the costs incurred in providing the software products and services divided by revenue Gross Margin  Provides an indication of how efficiently and effectively Rimini Street is operating the business and serving clients Property of Rimini Street ©2018 33

About Non-GAAP Financial Measures and Certain Key Metrics To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Subscription Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income (loss), EBITDA, and adjusted EBITDA. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below. The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently. Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients. Annualized Subscription Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date. Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annualized Subscription Revenue as of the day prior to the start of the 12-month period. Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs, net of related recoveries and stock-based compensation expense. The exclusions are discussed in further detail below. Non-GAAP Net Income (Loss) is net income (loss) adjusted to exclude: litigation costs, net of recoveries, post-judgment interest on litigation appeal awards, stock-based compensation expense, write-off of deferred debt financing costs, extinguishment charges upon payoff of credit facility, and gains or losses on changes in fair value of embedded derivatives and redeemable warrants. These exclusions are discussed in further detail below. Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented: Litigation Costs, Net of Related Recoveries: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients. Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period. Post-judgment Interest on Litigation Appeal Award: Post-judgment interest resulted from our appeal of ongoing litigation and does not relate to the day-to-day operations or our core business of serving our clients. Write-off of Deferred Debt Financing Costs: The write-off of deferred financing costs related to certain costs that were expensed in 2018 due to an unsuccessful debt financing. Extinguishment Charges Upon Payoff of Credit Facility: These costs included interest expense and other debt financing expenses, including the make-whole applicable premium and the write-off of debt discount and issuance costs that resulted from the payoff of our former credit facility on July 19, 2018. Since these amounts related to our debt financing structure, we have excluded them since they do not relate to the day-to-day operations or our core business of serving our clients. Gain (Loss) on Change in Fair Value of Embedded Derivatives and Redeemable Warrants: Our former credit facility included features that were determined to be embedded derivatives requiring bifurcation and accounting as separate financial instruments. Until October 2017, we also had redeemable warrants that were required to be carried at fair market value with changes in fair value resulting in gains and losses in our statements of operations. We have determined to exclude the gains and losses on embedded derivatives and redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We were not able to manage these amounts as part of our business operations nor were the costs core to servicing our clients so we have excluded them. Other Debt Financing Expenses: Other debt financing expenses included non-cash write-offs (including write-offs due to payoff), accretion, amortization of debt discounts and issuance costs, and collateral monitoring and other fees payable in cash related to our former credit facility. Since these amounts related to our debt financing structure, we have excluded them since they do not related to the day-to-day operations or our core business of serving our clients. EBITDA is net income (loss) adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense. Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs, net of related recoveries, post-judgment interest on litigation appeal award, stock-based compensation expense, write-off of deferred financing costs, gain (loss) on change in fair value of embedded derivatives and redeemable warrants, and other debt financing expenses, as discussed above. Property of Rimini Street ©2018 34